Exhibit 7

JOINT FILING AGREEMENT

In accordance with Rule 13d−1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D with respect to the Common Shares, par value ~~W~~ 500 per share of Webzen Inc. and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing. The undersigned further agree that any amendments to such statement on Schedule 13D shall be filed jointly on behalf of each of them without the necessity of entering into additional joint filing agreements.

The undersigned further agree that each party hereto is responsible for timely filing of such statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness or accuracy of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

The undersigned shall not be deemed to admit membership in a group by reason of entering into this Joint Filing Agreement. This Joint Filing Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

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June 25, 2008
(Date)

/s/ Nam-Ju Kim
(Signature)

June 25, 2008
(Date)

/s/ Ki-Yong Cho
(Signature)

June 25, 2008
(Date)

/s/ Kil-Saup Song
(Signature)

June 25, 2008
(Date)

/s/ Yong-Seo Choi
(Signature)

June 25, 2008
(Date)

/s/ Hyung-Cheol Kim
(Signature)

June 25, 2008
(Date)
WOORI INVESTMENT SECURITY CO., LTD. /s/ YoungTae Moon
(Signature)

YoungTae Moon/ Managing Director
(Name/Title)

June 25, 2008
(Date)
NHN Games Co., Ltd. /s/ Byoung Gwan Kim
(Signature)

Byoung Gwan Kim/CEO
(Name/Title)

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